Exhibit 99.1

ASPECT COMMUNICATIONS REPORTS FOURTH QUARTER AND
FISCAL YEAR 2004 FINANCIAL RESULTS

SAN JOSE, Calif., January 27, 2005 — Aspect Communications Corporation (Nasdaq: ASPT), a leading provider of enterprise customer contact solutions, today reported financial results for the fourth quarter and fiscal year ended December 31, 2004.

FOURTH QUARTER FINANCIAL RESULTS:

Revenues for the fourth quarter of 2004 totaled $96.8 million compared to $91.2 million for the third quarter of 2004 and $97.4 million for the fourth quarter last year. Product revenue in the fourth quarter of 2004 was $33.7 million compared to $30.8 million for the third quarter of 2004 and $32.5 million for the fourth quarter of 2003. Services revenue totaled $63.0 million in the fourth quarter compared to $60.4 million for the third quarter of 2004 and $64.8 million for the fourth quarter of 2003.

Net income attributable to common shareholders for the fourth quarter was $15.5 million or a profit of $0.19 per share on a basic and fully diluted basis. This compares with a net income attributable to common shareholders of $11.3 million or a profit of $0.14 per share for the third quarter of 2004 and a net income attributable to common shareholders of $14.6 million or a profit of $0.19 per share for the fourth quarter of 2003.

“I am exceptionally pleased with our results this quarter,” said Gary Barnett, Aspect President and CEO. “What makes Aspect unique in the marketplace is the knowledge and experience that comes with our 20-year history. We have made great progress in several key areas of our business, including further strengthening our financial position, improving our market position, and introducing a number of key new solutions. We look forward to furthering the foundation we have built.”

For the fourth quarter of 2004, gross margins were 60%. This compares to 59% for the third quarter of 2004 and 62% for the fourth quarter of 2003. Operating expenses were $39.0 million for the fourth quarter of 2004 compared to $39.0 million for the third quarter of 2004 and $41.4 million in the fourth quarter of 2003.

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Aspect Communications Announces Financial Results for the Quarter and Fiscal Year ended December 31, 2004, page 2

Cash, cash equivalents, and short-term investments totaled $202.6 million as of December 31, 2004. This compares to $183.3 million as of September 30, 2004. The company generated $18.7 million in cash from operations during the fourth quarter. Accounts receivable at quarter-end totaled $49.2 million and days sales outstanding were 38 days compared to 32 days at September 30, 2004.

FISCAL YEAR 2004 FINANCIAL RESULTS:

Revenues for the full fiscal year ended December 31, 2004 totaled $370.4 million compared to $363.8 million for fiscal year 2003. Product revenue in 2004 was $122.5 million compared to $114.4 million in fiscal year 2003. Services revenue in 2004 was $247.9 million compared to $249.4 million in fiscal year 2003.

Net income attributable to common shareholders for the full fiscal year 2004 was $52.4 million or a profit of $0.65 per share. This compares with a net income attributable to common shareholders of $29.0 million or a profit of $0.39 per share on a fully diluted basis, for the 2003 fiscal year.

For 2004, gross margin was 60%, compared to 57%, for 2003.

Operating expenses totaled $154.4 million in 2004. This compares to operating expenses of $159.6 million in 2003.

FOURTH QUARTER OPERATIONAL HIGHLIGHTS:

Aspect received revenue from customers across a variety of industry segments. Some of these Aspect customers included: Ameren Corporation, ASV Direktmarketing GmbH, Comcast Corporation, National Grid Transco plc, Regence BlueCross BlueShield, UK Inland Revenue and Vivento.

Additionally, for the second consecutive year the company was also named U.S. workforce management software market-share leader in Saddletree Research’s report “The U.S. Workforce Management Software Market: 2004-2008.”

Aspect Communications Announces Financial Results for the Quarter and Fiscal Year ended December 31, 2004, page 3

BUSINESS OUTLOOK:

The following statements are forward-looking, and actual results may differ materially:

The company is planning for first quarter total revenue to be in a range of $88.0 million to $90.0 million.

First quarter operating income is expected to be in a range of $11 million to $13 million.

Earnings per share for the first quarter are expected to be in a range of $0.11 per share to $0.13 per share.

The company will host a conference call and web-cast today at 2:00 pm Pacific Time to discuss fourth quarter and fiscal year 2004 results. A replay of the conference call will be available from January 27, 2005 at 5:00 pm Pacific Time through February 3, 2005 at 8:59 pm Pacific Time by calling 800-839-5490 or 402-220-2550. The web-cast and replay of the conference call may be accessed from the company’s home page at www.aspect.com.

About Aspect Communications

Aspect Communications Corporation is a leading provider of contact center solutions and services that enable businesses to manage and optimize customer communications. Aspect’s global customer base includes more than two-thirds of the Fortune 50 and leading corporations in a range of industries, including transportation, financial services, insurance, telecommunications, retail and outsourcing, as well as large government agencies. The company’s leadership is based on two decades of expertise. Aspect is headquartered in San Jose, Calif., with offices in countries around the world.

Notes on financial presentation: Actual financial results are prepared in accordance with U.S. generally accepted accounting principles.

Certain statements contained in this press release, including but not limited to, statements relating to expected first quarter total revenue, operating income and earnings per share are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under its safe-harbor

Aspect Communications Announces Financial Results for the Quarter and Fiscal Year ended December 31, 2004, page 4 provisions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause actual revenue, operating income and earnings per share results to differ include: the significant percentage of Aspect’s quarterly sales consummated in the last few days of the quarter and the potential for delays in closing of sales or product deliveries make financial predictions especially difficult and raise a substantial risk of variance in actual results; changes in the overall mix and volume of product line revenues can have a significant impact on gross margin and profitability; the loss of support customers or if one or more support contracts is delayed, reduced or cancelled; fluctuations in our North American and International business levels and/or economic conditions, the hiring and retention of key employees, insufficient, excess or obsolete inventory and variations in valuation, and foreign exchange rate fluctuations can all cause revenues and income to fall significantly short of anticipated levels. The economic, political and other uncertainties caused in the United States and throughout other regions of the world add to these challenges. Additional risks that could cause actual results to differ materially from those projected are discussed in Aspect’s Form 10-K/A for the year ended December 31, 2003 and Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, all filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Aspect undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Aspect, the Aspect logo and the phrases and marks relating to other Aspect products and services discussed in this press release constitute one or both of the following: (1) registered trademarks and/or service marks of Aspect Communications Corporation in the United States and/or other countries or (2) intellectual property subject to protection under common law principles. All other names and marks mentioned in this document are properties of their respective owners.

Carrie Kovac
Director, Investor Relations
Aspect Communications
(408) 325-2437
carrie.kovac@aspect.com

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts — unaudited)

	Three months ended		Three months ended		Twelve months ended
	December 31,		September 30,		December 31,
	2004	2003	2004	2003	2004	2003
Net revenues:
Software license	$20,743	$21,469	$17,753	$18,710	$74,062	$71,461
Hardware	12,999	11,076	13,040	11,582	48,453	42,981
Services:
Software license updates and product support	51,995	55,796	52,178	54,558	210,996	216,313
Professional services and education	11,015	9,045	8,243	7,779	36,926	33,093

Services	63,010	64,841	60,421	62,337	247,922	249,406

Total net revenues	96,752	97,386	91,214	92,629	370,437	363,848

Cost of revenues:
Cost of software license revenues	2,672	2,515	2,188	1,663	8,715	8,987
Cost of hardware revenues	8,308	9,128	8,849	9,314	33,739	37,493
Cost of services revenues	27,377	24,582	25,316	25,328	103,204	102,152
Amortization of intangible assets and stock-based compensation	724	725	724	1,238	2,898	4,417
Impairment of intangible assets	—	—	—	2,000	—	2,000

Total cost of revenues	39,081	36,950	37,077	39,543	148,556	155,049

Gross margin	57,671	60,436	54,137	53,086	221,881	208,799

Operating expenses:
Research and development	10,624	11,284	11,314	12,189	44,450	48,775
Sales and marketing	19,632	20,813	19,863	19,598	78,610	81,035
General and administrative	6,499	8,412	7,744	7,091	28,405	25,342
Restructuring charges	—	818	—	—	—	3,814
Amortization of intangible assets and stock-based compensation	2,261	32	95	205	2,896	595

Total operating expenses	39,016	41,359	39,016	39,083	154,361	159,561

Income from operations	18,655	19,077	15,121	14,003	67,520	49,238

Interest and other income (expense), net	743	(342)	184	(1,182)	1,250	(4,665)

Net income before income taxes	19,398	18,735	15,305	12,821	68,770	44,573
Provision for income taxes	1,627	2,000	1,821	2,575	7,513	7,071

Net income before cumulative effect of change in accounting principle	17,771	16,735	13,484	10,246	61,257	37,502
Cumulative effect of change in accounting principle	—	—	—	—	—	(777)

Net income	17,771	16,735	13,484	10,246	61,257	36,725

Less preferred stock dividend, accretion, and amortization	(2,269)	(2,095)	(2,223)	(2,053)	(8,808)	(7,700)

Net income attributable to common shareholders	$15,502	$14,640	$11,261	$8,193	$52,449	$29,025

Earnings per share before cumulative effect of change in accounting principle	$0.19	$0.19	$0.14	$0.11	$0.65	$0.40

Cumulative effect of change in accounting principle	—	—	—	—	—	$(0.01)

Basic earnings per share (1)	$0.19	$0.19	$0.14	$0.11	$0.65	$0.39

Basic weighted average shares outstanding	59,973	56,309	59,373	54,612	58,961	54,453

Diluted earnings per share	$0.19	$0.19	$0.14	$0.11	$0.65	$0.39

Diluted weighted average shares outstanding	85,882	84,974	85,117	81,967	85,743	78,874

(1) Pursuant to GAAP, the Company is required to present earnings per share “as if” all earnings were distributed to Common and Preferred Shareholders. Under this “two class” method, earnings are allocated to Common and Preferred Shareholders in proportion to their respective ownership interests. This calculation for the three months ended December 31, 2004 would allocate approximately 73% of the current earnings to Common Shareholders and yield $0.19 earnings per share per Common Shareholder, as shown above. The calculation for the twelve months ended December 31, 2004 would allocate approximately 73% of the current earnings to Common Shareholders and yield $0.65 earnings per share per Common Shareholder, as shown above. However, the Company has not in the past, and does not currently intend to, declare a distribution of earnings. Absent this “as if” apportionment, diluted earnings per Common share would be $0.21 for the three months ended December 31, 2004 and $0.71 for the twelve months ended December 31, 2004.

ASPECT COMMUNICATIONS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands — unaudited)

	December 31,	September 30,	December 31,
	2004	2004	2003
Assets
Current assets:
Cash, cash equivalents and short-term investments	$202,631	$183,277	$163,992
Accounts receivable, net	49,163	41,168	39,561
Inventories	3,340	3,981	6,176
Other current assets	13,138	15,008	19,145

Total current assets	268,272	243,434	228,874

Property and equipment, net	62,494	65,306	68,599
Intangible assets, net	5,015	5,739	7,930
Other assets	4,723	4,935	5,182

Total assets	$340,504	$319,414	$310,585

Liabilities, redeemable convertible preferred stock and shareholders’ equity
Current liabilities:
Short-term borrowings	$150	$181	$1,732
Accounts payable	7,491	7,309	4,936
Accrued compensation and related benefits	19,252	20,788	17,773
Other accrued liabilities	61,954	59,187	64,790
Deferred revenues	48,003	49,132	50,200

Total current liabilities	136,850	136,597	139,431

Long term borrowings	155	180	39,436
Other long-term liabilities	5,793	5,200	11,021

Total liabilities	142,798	141,977	189,888

Redeemable convertible preferred stock	42,490	40,222	33,681

Shareholders’ equity	155,216	137,215	87,016

Total liabilities, redeemable convertible preferred stock and shareholders’ equity	$340,504	$319,414	$310,585

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands - unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2004	2003	2004	2003
Cash flows from operating activities:
Net income	$17,771	$16,735	$61,257	$36,725
Reconciliation of net income to cash provided by operating activities:
Depreciation	5,807	6,086	23,335	24,635
Amortization of intangible assets	724	757	2,915	4,567
Non-cash compensation and services expenses	2,261	—	2,879	446
Loss on disposal of property	10	108	40	405
Loss on extinguishment of debt	—	—	—	17
Loss on short-term investments, net	371	—	1,656	—
Cumulative effect of change in accounting principle	—	—	—	777
Impairment of intangible assets	—	—	—	2,000
Accretion of convertible debentures	—	14	—	4,423
Changes in operating assets and liabilities:
Accounts receivable	(6,215)	7,077	(7,977)	14,722
Inventories	769	2,028	2,925	1,146
Other current assets and other assets	2,394	(1,298)	7,962	(3,167)
Accounts payable	147	(1,830)	2,505	(764)
Accrued compensation and related benefits	(1,794)	1,251	1,213	1,389
Other accrued liabilities	(2,509)	922	(14,143)	(6,507)
Deferred revenues	(1,072)	(1,276)	(2,364)	18,305

Net cash provided by operating activities	18,664	30,574	82,203	99,119

Cash flows from investing activities:
Purchase of short-term investments	(36,777)	(69,075)	(198,748)	(203,290)
Proceeds from sales and maturities of short-term investments	39,580	48,929	171,204	194,413
Property and equipment purchases	(2,783)	(2,595)	(16,720)	(5,740)

Net cash provided by (used in) investing activities	20	(22,741)	(44,264)	(14,617)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	2,358	10,450	15,084	16,844
Proceeds from issuance of preferred stock, net	—	—	—	43,564
Payments on capital lease obligations	(56)	(33)	(213)	(376)
Proceeds from borrowings	—	—	40,000	—
Payments on borrowings	—	(1,739)	(80,979)	(6,886)
Payments on financing costs	(32)	—	(1,128)	—
Payments on repurchase of convertible subordinated debentures	—	(970)	—	(129,409)

Net cash provided by (used in) financing activities	2,270	7,708	(27,236)	(76,263)

Effect of exchange rate changes on cash and cash equivalents	1,941	1,644	2,894	1,363

Net increase in cash and cash equivalents	22,895	17,185	13,597	9,602
Cash and cash equivalents:
Beginning of period	66,355	58,468	75,653	66,051

End of period	89,250	75,653	89,250	75,653

Short-term investments at the end of period	113,381	88,339	113,381	88,339

Cash, cash equivalents and short-term investments	$202,631	$163,992	$202,631	$163,992

Supplemental disclosure of cash flow information:
Cash paid for interest	$142	$616	$1,599	$2,811
Cash paid for income taxes	$16	$520	$4,908	$916
Supplemental schedule of noncash investing and financing activities
Accrued preferred stock dividend and amortization of redemption premium	$1,898	$1,742	$7,351	$6,389
Amortization of beneficial conversion feature	$371	$353	$1,457	$1,311
Beneficial conversion feature	$—	$—	$—	$17,583
Issuance (cancellation) of restricted stock	$—	$—	$408	$(56)